Exhibit 99(b)(6)

[LOGO OMITTED] Guaranty Bank
               and Trust Company
               Seventeenth & Market Street
               P.O. Box 5847
               Denver, Colorado 80217
               (303) 296-9600
               "LENDER"
                                   COMMERCIAL
                                 ASSIGNMENT OF
                                  MMDA ACCOUNT


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                OWNER                                  BORROWER
     BUMGARNER ENTERPRISES INC               BUMGARNER ENTERPRISES INC




                 ADDRESS                                      ADDRESS
3400 82ND WAY NORTH                          400 82ND WAY NORTH
ST PETERSBURG, FL   33710                    ST PETERSBURG, FL   33710
TELEPHONE NO.    IDENTIFICATION NO.          TELEPHONE NO.    IDENTIFICATION NO.
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For value received, Owner hereby assigns to Lender the following MMDA Account(s)
and  all  principal,   interest  and  other  proceeds  therefrom   (cumulatively
"Collateral"):

MMDA   Account No. 21221494  in the amount of $    9,000,000.00  on deposit
                   ----------                 -------------------
with GUARANTY BANK AND TRUST COMPANY                                           .
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 .

Savings Account No.          in the amount of $                  on deposit
                   ----------                 -------------------
with                                                                           .
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Savings Account No.          in the amount of $                  on deposit
                   ----------                 -------------------
with                                                                           .
    ---------------------------------------------------------------------------

1. OBLIGATIONS

The Collateral secures the payment and performance of all of Borrower's and Owner's present and future, joint and/or several, direct or indirect, absolute and contingent, express and implied, indebtedness, liabilities, obligations and covenants (cumulatively "Obllgations") to Lender pursuant to:

    (a) This Assignment and the following promissory notes and agreements:


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  INTEREST   PRINCIPAL AMOUNT/ FUNDING/AGREEMENT MATURITY   CUSTOMER    LOAN
    RATE       CREDIT LIMIT        DATE            DATE      NUMBER    NUMBER
--------------------------------------------------------------------------------

   6.400%      $8,500,000.00     01/29/01       01/29/03              4600240001





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   (b) all other present or future Obligations of Borrower or Owner to Lender
   (whether executed for the same or different purposes than the foregoing);

   (c) all amendments, modifications, replacements or substitutions to any of the foregoing; and

   (d) applicable law.

2. DELIVERY AND TERMINATION

Owner shall deliver the original savings passbook to Lender upon execution of this Assignment if any exists. This Assignment shall continue until Lender specifically terminates its security interest in the Collateral in a writing signed by Lender.

3. RIGHTS OF LENDER

Lender shall be entitled to notify, and upon the request of Lender, Owner shall notify the holder of the Savings Account to pay Lender any monies owing Owner under the Savings Account whether or not a default exists under the Obligations. Owner shall diligently collect the monies owing to Owner under the Savings Account until the giving of such notification. In the event that Owner possesses or receives possession of any instruments or other remittances with respect to the Savings Account following the giving of such notification, Owner shall hold such instruments and other remittances in trust for Lender apart from Owner's other property, endorse the instruments and other remittances to Lender, and immediately provide Lender with possession of the instruments and other remittances.

Lender shall be entitled, but not required, to collect (by legal proceedings or otherwise), extend the time for payment, compromise, exchange or release any obligor or collateral upon, or otherwise settle any of the amounts payable under the Savings Account whether or not an event of default exists under the Obligations. Lender shall not be liable to Owner for any action, error, mistake, omission or delay pertaining to the actions described in this paragraph or any damages resulting therefrom.

4. POWER OF ATTORNEY

Owner hereby appoints Lender as its attorney-in-fact to endorse Owner's name on all instruments and other remittances payable to Owner with respect to the Savings Account. This power of attorney is coupled with an interest and irrevocable.

5. ASSIGNMENT

Lender shall be entitled to assign some or all of its rights and remedies described in this Assignment without notice to or the prior consent of Owner in any manner.

6. MODIFICATION OR WAIVER

The modification or waiver of any of Owner's obligations or Lender's rights under this Assignment must be contained in a writing signed by Lender. A waiver on one occasion shall not constitute a waiver on any other occasion. Owner's obligations under this Assignment shall not be affected if Lender amends, compromises, exchanges, fails to exercise, impairs or releases any of the Obligations belonging to any Borrower, co-Owner or third party or any of its rights against any Borrower, co-Owner, third party or collateral.

7. SUCCESSORS AND ASSIGNS

This  Assignment  shall be  binding  upon and inure to the  benefit of Owner and
Lender  and  their  respective   successors,   assigns,   trustees,   receivers,
administrators, personal representatives, legatees, and devisees.

8. NOTICE

Any notice or other communication to be provided under this Assignment shall be in writing and sent to the parties at the addresses described in this Assignment or such other address as the parties may designate in writing from time to time.

9. SEVERABILITY

If any provision of this Assignment violates the law or is unenforceable, the rest of the Assignment shall remain valid.

10. APPLICABLE LAW

This Assignment shall be governed by the laws of the state indicated In Lender's address. Owner consents to the jurisdiction and venue of any court located in the state indicated in Lender's address in the event of any legal proceeding under this Assignment.

11. COLLECTION COSTS

Owner agrees to pay Lender's attorneys' fees, legal expenses, and other collection costs as permitted by law.

12. MISCELLANEOUS

Owner waives presentment, demand for payment, notice of dishonor and protest except as required by law. All references to Owner in this Assignment shall include all persons signing below. If there is more than one Owner, their obligations shall be joint and several. This Assignment and any related documents represent the complete and integrated understanding between Owner and Lender pertaining to the terms and conditions of those documents.

13. ADDITIONAL TERMS:


























OWNER ACKNOWLEDGES THAT OWNER HAS READ, UNDERSTANDS AND AGREES TO THE TERMS AND CONDITIONS OF THIS ASSIGNMENT.

Dated:  JANUARY 29, 2001

OWNER:  BUMGARNER ENTERPRISES INC.    OWNER:

/s/ Charles G. Masters
-----------------------------------   -----------------------------------
CHARLES G. MASTERS
PRESIDENT

OWNER:                                OWNER:

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OWNER:                                OWNER:

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OWNER:                                OWNER:

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